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                                                                   Exhibit 4.3




                                     Form of

                                MOUNTBATTEN, INC.

                 INDIVIDUAL NONQUALIFIED STOCK OPTION AGREEMENT



         THIS AGREEMENT, dated as of June 2, 1997, is made by and between Mountbatten, Inc., a Pennsylvania corporation (the "Company"), and S. Peter Albert (the "Director"), a director of HMS Dreadnought, Inc., a subsidiary of the Company.


                                    RECITALS:

         WHEREAS, the Company wishes to afford the Director the opportunity to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"); and

         WHEREAS, the nonqualified stock option provided for herein has been granted to the Director as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All capitalized terms used in this Agreement and not otherwise defined shall have the meanings specified in the Company's 1995 Equity Incentive Plan for Outside Directors (the "Plan") unless the context clearly indicates to the contrary; provided, however, that the option provided for herein shall not be deemed to have been granted under the Plan.


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                                   ARTICLE II

                                 GRANT OF OPTION

Section 2.1 - Grant of Option

         In consideration of the Director's agreement to serve as a director of the Company and for other good and valuable consideration, on the date hereof the Company grants to the Director a nonqualified stock option (the "Option") to purchase any part or all of an aggregate of 3,000 shares of Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

         The purchase price of the shares of Common Stock covered by the Option shall be $8.50 per share, without commission or other charge, payable in legal tender of the United States.

Section 2.3 - Adjustments in Option

         In the event that the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in shares of Common Stock or of another class of the Company's stock), spin-off or combination of shares, an appropriate and equitable adjustment shall be made in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable as provided in Section 4(b)(vi) of the Plan.

                                   ARTICLE III

                            EXERCISABILITY OF OPTIONS

Section 3.1 - Commencement of Exercisability

         (a) Except as otherwise provided in Section 3.3, the Option may not be exercised in whole or in part during the first six months after the date of its grant, and, thereafter, the Option shall become exercisable in full or in part at any time or from time to time until it expires as provided in Section 3.2 hereof.

         (b) No portion of the Option that is unexercisable at the time of the Director's Termination of Service shall thereafter become exercisable.


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Section 3.2 - Expiration of Option

         The Option may not be exercised to any extent by anyone after the first to occur of the following events:

         (a) The expiration of ten years from the date the Option is granted.

         (b) The expiration of one year from the date of the Director's Termination of Service, except that, in the event of the Director's removal for cause, the Option shall terminate immediately upon the Director's Termination of Service.

Section 3.3 - Acceleration of Exercisability

         In the event of a Change in Control, as defined in the Plan, the Option shall become immediately exercisable, regardless of whether the Option has become exercisable pursuant to Section 3.1.

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

         During the lifetime of the Director, only the Director may exercise the Option or any portion thereof. After the death of the Director, any exercisable portion of the Option may be exercised by the Director's personal representative or by any person empowered to do so under the Director's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such person of such person's right or power to exercise the Option or any portion thereof.

Section 4.2 - Partial Exercise

         Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that the Company shall not be required to issue fractional shares on exercise of the Option or portion thereof.

Section 4.3 - Manner of Exercise

         The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following prior to the time when the Option or such portion becomes unexercisable under
Section 3.2:


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         (a) Notice in writing signed by the Director or other person then entitled to exercise the Option or any portion thereof, stating that the Option or portion is exercised, such notice complying with all applicable rules established by the Board;

         (b) Full cash payment for the shares with respect to which the Option or portion is thereby exercised and which are to be delivered to him pursuant to such exercise; provided, at the discretion of the Committee, payment may be made in whole or in part in shares of Common Stock of the Company, which Common Stock will be valued at its then Fair Market Value, or in whole or in part pursuant to such other arrangement, including a simultaneous exercise and sale arrangement, as the Commit tee, in its absolute discretion, determines; and

         (c) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appro priate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

Section 4.4 - Conditions to Issuance of Stock Certificates

         The shares of Common Stock deliverable upon exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges or automated quotation system on which such class of stock is then listed;

         (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

         (d) The provision for any income tax withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and


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         (e) The lapse of such reasonable period of time following the exercise of the Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

Section 4.5 - Rights As Stockholder

         The holder of the Option shall not be, nor have any of the rights of, a stockholder of the Company in respect to any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares have been issued by the Company to the holder of the Option.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 - Options Not Transferable

         Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or the Director's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 5.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.2 - Shares To Be Reserved

         The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.3 - Notices

         Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to such party. Any notice that is required to be given to the Director shall, if the Director is then deceased, be given to the Director's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given when delivered in person, deposited (with postage prepaid) in first class United States mail or sent by overnight courier (with charges prepaid).

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Section 5.4 - Titles

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.5 Governing Law

         This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                               MOUNTBATTEN, INC.


                               By:
                                  ----------------------------------
                                  Title:
                                        ----------------------------



                               --------------------------------------
                               [Optionee's Name]



                               ---------------------------------------
                               Address


                               Director's Taxpayer
                               Identification Number:

                               ----------------------------------------




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